U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

G Squared Ascend I Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1578016
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
205 N Michigan Ave, Suite 3770 Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-252268

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A Ordinary Share, and one fifth of one Warrant to acquire one Class A Ordinary Share	The New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	The New York Stock Exchange
Shares of Class A Common Stock issuable upon exercise of Redeemable Warrants	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, redeemable warrants to purchase Class A ordinary shares and Class A ordinary shares issuable upon exercise of the redeemable warrants of G Squared Ascend I Inc. (the “Company”). The description of the units, Class A ordinary shares, redeemable warrants to purchase Class A ordinary shares and Class A ordinary shares issuable upon exercise of the redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-252268) filed with the U.S. Securities and Exchange Commission on January 20, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

G Squared Ascend I Inc.

By:	/s/ Ward Davis
Ward Davis
Chief Executive Officer

Dated: February 1, 2021